EXHIBIT 99.2

MobileMail (US) Inc.
Suite 5.18 MLS Business Centre
130 Shaftesbury Avenue
London, England W1D 5EU

_____________________________________

December 27, 2006

Oy Tracebit AB.
Kirkkotori 13 E 06100
Porvoo, Finland

Attention: Peter Ahman

And to:

Tracebit Holding Oy

Dear Peter,

Time Extension - Letter of Intent regarding a potential business combination between MobileMail (US) Inc. (“MobileMail”) and Oy Tracebit AB. (“Tracebit”)

We write to confirm our mutual understanding, as discussed today, that we will all retroactively amend and replace Section 10. of the above noted Letter of Intent to extend the proposed termination date from November 30, 2006 to January 31, 2007.

As such, please have Tracebit and Tracebit Holding Oy confirm their acknowledgment and agreement to the following amendment to the Letter of Intent, by signing, dating and returning to us one copy of this letter.

Tracebit, Tracebit Holding Oy and Mobilemail hereby agree that Section 10. of the Letter of Intent is hereby deleted in its entirely and replaced with the following:

10.

Execution of Definitive Agreement. In the event the Definitive Agreement is not executed on or before January 31, 2007, this letter will terminate and shall be of no further force or effect except for paragraph 4 (Confidentiality) and paragraph 8 (Expenses).

We look forward to receiving the acknowledgements at your earliest convenience.

Very truly yours,

MobileMail (US) Inc.

Per:        /s/ Gary Flint

              ________________________________________
              Gary Flint, President and Chief Executive Officer

The amendment to Section 10 of the Letter of Intent between Mobilemail (US) Inc., Oy Tracebit AB. and Tracebit Holding Oy is hereby accepted and agreed to this 27th day of December, 2006:

Oy Tracebit AB

a Finnish corporation by its authorized signatory:

/s/ Peter Ahman
_____________________________
Signature of Authorized Signatory

Peter Ahman, Chairman of the Board
_____________________________
Name and Position of Authorized Signatory

The amendment to Section 10 of the Letter of Intent between Mobilemail (US) Inc., Oy Tracebit AB. and Tracebit Holding Oy is hereby accepted and agreed to this 27th day of December, 2006:

Tracebit Holding Oy

a Finnish corporation by its authorized signatory:

/s/ Peter Ahman
_____________________________
Signature of Authorized Signatory

Peter Ahman, Chairman of the Board
_____________________________
Name and Position of Authorized Signatory